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                                                                     EXHIBIT 5.1
                                 June 19, 1996

Schuller Corporation
717 17th Street
Denver, CO  80202

Dear Sirs:

     I have acted as counsel for Schuller Corporation, a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") for the purpose of registering $10,023,000 of the Company's obligations under its Deferred Compensation Plan (the "Plan"), which represent unsecured obligations of the Company, and shares of Common Stock, $.01 par value, of the Company which may be issued in connection with the Plan. These shares, if issued to participants in the Plan, are to be deemed Common Stock awarded under the Company's 1996 Executive Incentive Compensation Plan (the "1996 EICP") or the Company's 1996 Stock Award Plan (the "Stock Award Plan"). I have examined the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, the Plan, resolutions of the Company's Board of Directors and such other documents as I have deemed necessary or appropriate for purposes of the opinions expressed below.

     Based upon the foregoing, I am of the opinion that when issued in accordance with the provisions of the Plan, the Deferred Compensation Plan obligations of the Company will be valid and binding obligations of the Company, enforceable in accordance with the their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     Further, I am of the opinion that the shares of Common Stock of the Company described above have been duly authorized for issuance by the Company and when issued in accordance with the 1996 EICP, the Stock Award Plan and the Plan, will be validly issued, fully paid and non-assessable; provided that the consideration for each share of Common Stock is not less than the par value thereof.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement and any amendments thereto.

                                 Very truly yours,

                                 /s/ D. Dion Persson
                                 D. Dion Persson
                                 Associate General Counsel - Corporate